EXHIBIT 10(d)

                         WOLVERINE WORLD WIDE, INC.

              Amended and Restated Directors Stock Option Plan


     1. Establishment of Plan. Wolverine World Wide, Inc., a Delaware corporation ("Wolverine"), proposes to grant to its directors who are not also employees of Wolverine ("Non-Employee Directors"), options to purchase shares of Wolverine's Common Stock, $1 par value ("Common Stock"). The options will be granted pursuant to the plan set forth herein which shall be known as the WOLVERINE WORLD WIDE, INC. AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN (the "Plan").


     2. Purpose of Plan. The purpose of the Plan is to advance the interests of Wolverine and its stockholders by attracting and retaining the services of experienced and knowledgeable Non-Employee Directors and to provide additional incentive for such Non-Employee Directors to continue to promote and work for the best interests of Wolverine and its stockholders through continuing ownership of Wolverine Common Stock.


     3. Shares Subject to Plan. A maximum of 50,000 shares of Common Stock (subject to adjustment in accordance with Paragraph 13 below) may be subject to the exercise of options granted under the Plan. Such shares shall be authorized shares and may be unissued or treasury shares. If an option is canceled, surrendered, modified, exchanged for a substitute option, or expires or terminates during the term of the Plan but prior to the exercise of the option in full, the shares subject to but not delivered under such option shall be available for options subsequently granted.


     4. Administration of the Plan. The Plan shall be administered by the Stock Option Committee (the "Committee") consisting of three members appointed by the Board of Directors. The Committee shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan. All determinations made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it shall deem advisable. Action may be taken by a written instrument signed by all the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee may designate one of its members to sign options on behalf of the Committee and may appoint a secretary to keep minutes of its meetings. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable. The members of the Committee shall be paid reasonable fees for their services.





     5. Indemnification of Committee Members. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Wolverine from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


     6. Participation. All directors who are directors on the date of grant, who are not employees of Wolverine or any of its affiliates or subsidiaries, and who are not eligible to participate under any other Wolverine stock-related plan (unless in the opinion of counsel to Wolverine such participation would not impair the status of such a Non-Employee Director as a "disinterested person" within the meaning of Rule 16b-3 issued under the Securities Exchange Act of 1934) shall participate in the Plan. Each Non-Employee Director shall at the time of his or her initial election or appointment be granted a non-qualified option to purchase 3,000 shares of Common Stock. Subject to adjustment as provided in Paragraph 13, a non-qualified option to purchase 500 shares of Common Stock shall be granted automatically on the date of each annual meeting of stockholders following the initial grant of 3,000 shares of Common Stock to each director of Wolverine who is, at the close of each such annual meeting, a Non-Employee Director.


     7. Option Price. The per share option price for an option granted under the Plan shall be the market value of the shares covered by the option at the time the option is granted. The date of grant of the initial options granted under the Plan shall be May 4, 1988, and the date of grant of each option granted under the Plan from such date through April 20, 1994, shall be May 20 of the applicable year. The date of all options granted under the Plan on or after April 21, 1994, shall be the date of the annual meeting of stockholders of the applicable year for annual grants and the date of the initial election or appointment of a new Non-Employee Director for the initial 3,000 share grant to a new Non-Employee Director. For purposes of this Plan, "market value" shall equal the mean of the highest and lowest prices of sales of shares of Common Stock on the New York Stock Exchange on the last date preceding the date of grant on which the New York Stock Exchange was open for trading and on which shares of Common Stock were traded.


     8. Termination of Directorship. If a Non-Employee Director is no longer a director of Wolverine or its subsidiaries for any reason other than his or her death, disability, the reaching of mandatory retirement age for a director, or termination for cause, he or she may exercise any outstanding options for a period of three months after such termination of director status, but only to the extent he or she was entitled to exercise




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the options on the date of termination, unless the terms of such option provide otherwise.

          If a Non-Employee Director ceases to be a director of Wolverine or one of its subsidiaries due to his or her disability or the attainment of mandatory retirement age, he or she may exercise an option during the remaining term of the option, but only to the extent that he or she was entitled to exercise the option on the date of such event, unless the terms of such option provide otherwise.

          If a Non-Employee Director dies either while a director of Wolverine or after the termination of his or her directorship other than for cause during the time when the participant could have exercised an option under the Plan, the option issued to such Non-Employee Director shall be exercisable by the personal representative of such Non-Employee Director or other successor to the interest of the Non-Employee Director for one year after his or her death, to the extent that the Non-Employee Director was entitled to exercise the option on the date of death or termination of director status, whichever first occurred, unless the terms of such option provide otherwise.

          Nothing in the Plan or in any option agreement shall confer upon any Non-Employee Director the right to continue as a director of Wolverine.


     9. Transferability of Options. Options granted under this Plan may not be transferred except by will or the laws of descent and distribution. During the lifetime of the Non-Employee Director, options may be exercised only by that Non-Employee Director, or by his or her guardian or legal representative.


     10.  Terms of Options.   Options shall expire ten (10) years from the
date of the granting thereof, but shall be subject to earlier termination as provided in Paragraph 8. Options shall be evidenced by written agreements containing such terms and conditions, consistent with the provisions of this Plan, as the Committee shall from time to time determine. Each agreement shall comply with and shall be subject to the terms and conditions of the Plan and shall conclusively evidence, by the Non-Employee Director's signature thereon, that it is the intent of the Non-Employee Director to continue to serve as a director of Wolverine for the remainder of his or her term during which the option was granted. At the time of the exercise of an option, the option holder, if requested by the Committee, must represent to Wolverine that the shares are being acquired for investment and not with a view to the distribution thereof.


     11. Time and Manner of Exercise. Options are exercisable immediately after their grant and may be exercised in full at one time or in part from time to time. Any option may be exercised by giving written notice, signed



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by the person exercising the option, to Wolverine stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.


     12. Medium and Time of Payment. The exercise price of each share purchased pursuant to an option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration equivalent to cash. The time and terms of payment may be amended with the consent of the Non-Employee Director before or after exercise of the option, but such amendment shall not reduce the option price. When appropriate arrangements are made with a broker or other institution, payment may be made by a properly executed exercise notice directing delivery of shares to a broker together with irrevocable instructions to the broker to promptly deliver to Wolverine the amount of sale or loan proceeds to pay the exercise price. The Committee may from time to time authorize payment of all or a portion of the option price in the form of a promissory note or installments, with or without interest or security, according to such terms as the Committee may approve. The Board of Directors may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.


     13. Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, the aggregate number and class of shares available under the Plan and subject to each option, together with the option prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective options.


     14. Tax Withholding. Wolverine or a subsidiary shall make such provisions as it shall deem appropriate for the withholding of any taxes determined to be required to be withheld in connection with the grant or exercise of options under the Plan.


     15. Listing and Registration of Shares. Each option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been




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effected or obtained free of any conditions not acceptable to the
Committee.


     16. Effective Date of Plan. The Plan shall take effect May 4, 1988, subject to approval by the stockholders at the 1988 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of Stockholders. Options granted hereunder shall not be exercisable prior to such stockholder approval and shall expire should the stockholders fail to approve the Plan by May 4, 1989. Unless earlier terminated by the Board of Directors, the Plan shall terminate on May 4, 1998. No option shall be granted under this Plan after such date.


     17. Termination and Amendment of Plan. The Board of Directors may terminate the Plan at any time or may from time to time amend the Plan as it deems proper and in the best interests of Wolverine; provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder; and provided further, that, except as provided in Paragraph 13, the Board may not, without the approval of the stockholders of Wolverine obtained in the manner stated in Paragraph 16, do any of the following:
(i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; (iii) materially modify the requirements as to eligibility for participation in the Plan; or (iv) materially increase the number of shares for which an option may be granted to any Non-Employee Director. No such amendment or termination may impair any outstanding option without the consent of the Non-Employee Director.






















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